CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
3.500% InterNotes® Due October 15, 2019	$15,493,000	$1,775.50
3.950% InterNotes® Due October 15, 2022	$5,865,000	$672.13
4.400% InterNotes® Due October 15, 2027	$13,335,000	$1,528.19

Filed Under Rule 424(b)(3), Registration Statement No. 333-156929
Term Sheet Number 375 Dated October 03, 2011
(To: Prospectus Dated January 23, 2009 , as supplemented by Prospectus Supplement Dated January 23, 2009)

CUSIP Number	Selling Price	Gross Concession	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	FDIC Guaranteed	Product Ranking
36966TDF6	100.000%	1.550%	Fixed	3.500%	SEMI-ANNUAL	10/15/2019	04/15/2012	$18.38	Yes	No	Senior Unsecured Notes
Redemption Information: Non-Callable

Investing in these notes involves risks (See "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission).

CUSIP Number	Selling Price	Gross Concession	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	FDIC Guaranteed	Product Ranking
36966TDG4	100.000%	1.900%	Fixed	3.950%	SEMI-ANNUAL	10/15/2022	04/15/2012	$20.74	Yes	No	Senior Unsecured Notes
Redemption Information: Non-Callable

Investing in these notes involves risks (See "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission).

CUSIP Number	Selling Price	Gross Concession	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	FDIC Guaranteed	Product Ranking
36966TDH2	100.000%	2.600%	Fixed	4.400%	SEMI-ANNUAL	10/15/2027	04/15/2012	$23.10	Yes	No	Senior Unsecured Notes
Redemption Information: Non-Callable

Investing in these notes involves risks (See "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission).

General Electric Capital Corporation
Offering Dates: Monday, September 26, 2011 through Monday, October 3, 2011
Trade Date: Monday, October 3, 2011 @12:00 PM ET
Settlement Date: Thursday, October 6, 2011
Minimum Denomination/Increments:$1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.

Agents: Banc of America Securities LLC, Incapital, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated, UBS Securities LLC, Wachovia Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC Web

* GE CAPITAL is the registered trademark of the General Electric Company.

InterNotes® is a registered trademark of Incapital Holdings, LLC. All rights reserved.
General Electric Capital Corporation Prospectus Supplement Dated January 23, 2009 to Prospectus Dated January 23, 2009